Exhibit 99.1

   SERVICE CORPORATION INTERNATIONAL ANNOUNCES FOURTH QUARTER AND FISCAL YEAR
                             2006 FINANCIAL RESULTS

    - Conference Call on Wednesday, February 28, 2007, at 10:00 a.m. Central
                                  Standard Time

     HOUSTON, Feb. 27 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), a provider of deathcare products and services, today reported results for the fourth quarter and fiscal year 2006. Our consolidated financial statements can be found at the end of this press release. The table below summarizes our key GAAP financial results:

(In millions, except for per share amounts)

                            Three Months Ended       Twelve Months Ended
                                December 31,              December 31,
                          -----------------------   -----------------------
                             2006         2005         2006         2005
                          ----------   ----------   ----------   ----------
Revenues                  $    478.0   $    428.7   $  1,747.3   $  1,711.0
Operating income          $     51.7   $     47.7   $    191.1   $    186.1
Net income (loss)         $      0.8   $     22.8   $     56.5   $   (127.9)
Diluted earnings (loss)
 per share                $     0.00   $     0.08   $     0.19   $    (0.42)
Net cash provided by
 operating activities     $     58.9   $     54.4   $    324.2   $    312.9

     2006 Highlights

     * Earnings from continuing operations excluding special items rose to $33.6 million, or $0.11 per diluted share, in the fourth quarter of 2006 compared to $18.8 million, or $0.06 per diluted share in the fourth quarter of 2005, reflecting strong performances in both our funeral and cemetery segments. For the fiscal year 2006, earnings from continuing operations excluding special items were $121.6 million, or $0.41 per diluted share compared to $84.4 million or $0.28 per diluted share in 2005. The presentation of earnings from continuing operations excluding special items is a non-GAAP financial measure because this calculation excludes transition, financing and other closing costs related to the Alderwoods acquisition and other non-recurring items. A reconciliation of this non-GAAP financial measure to net income computed in accordance with GAAP is set forth below under the heading "Non-GAAP Financial Measures".
     * On November 28, 2006, we completed the acquisition of Alderwoods. GAAP results for the fourth quarter and fiscal year 2006 include Alderwoods' operating results for the period November 28, 2006 through December 31, 2006, as well as one-time transition, financing and other closing costs incurred related to the acquisition.
     * For the short period owned in 2006, Alderwoods contributed income before taxes of approximately $8.9 million (excluding one-time costs), which was partially offset by approximately $7.5 million of additional interest expense associated with the acquisition.
     * Comparable average revenue per funeral service increased 7.6% (7.0% excluding a floral revenue increase) in the fourth quarter of 2006. For the full year 2006, comparable average revenue per funeral service increased 9.0% (7.9% excluding a floral revenue increase). These increases in average revenue per funeral service more than offset declines of 6.7% and 5.8% in comparable funeral services performed in the three and twelve months ended December 31, 2006, respectively.
     * Comparable funeral gross margin percentages increased to 20.8% in 2006 from 19.5% in 2005.

     * Comparable cemetery gross margin percentages increased to 19.1% in 2006 from 15.9% in 2005.
     * Cash flow from operating activities in fiscal year 2006 grew to $324.2 million compared to $312.9 million in 2005.
     * During 2006, SCI returned more that $57 million in capital to shareholders through a combination of dividends and the repurchase of shares.

     Tom Ryan, the Company's President and Chief Executive Officer, commented on the fourth quarter of 2006:

     "2006 has been a year of great success for SCI. We significantly exceeded our target ranges for EPS and cash flow and it is a testament to the focus, hard work, and dedication of our more than 22,000 employees. With the closing of the Alderwoods acquisition in late November we reinforced our position as the industry leader. We continue to make excellent progress in integrating the Alderwoods businesses and remain confident in our ability to realize the value creating opportunities of this combination.

     "Aside from the acquisition, we are very excited about our 2006 financial results. Both our funeral and cemetery segments made solid progress during the year, particularly the funeral segment where we delivered improved average revenue per funeral service in every quarter. As we capitalize on our strength as the industry leader, SCI is becoming more effective and more profitable. The considerable momentum of our strategic pricing initiative and the implementation of standardized operating metrics will continue as we implement them in the Alderwoods businesses in 2007."

     North America Comparable Results of Operations

     We regard comparable results of operations as analogous to our "same store" results of operations. For purposes of the following presentation, we consider comparable operations as those owned for the entire period beginning January 1, 2005 and ending December 31, 2006. Therefore, in the following presentation, we are providing results of operations for the same funeral and cemetery locations in each of the periods presented. As implied by our definition of comparable operations, these results specifically exclude any impact from the Alderwoods acquisition. We believe this presentation provides greater clarity for comparison purposes of our results of operations for each of the periods presented.

(In millions, except funeral services performed, average revenue per funeral service or per contract sold)

                                         Three Months Ended        Twelve Months Ended
                                             December 31,              December 31,
                                       -----------------------   -----------------------
                                          2006         2005         2006         2005
                                       ----------   ----------   ----------   ----------
Funeral
Funeral atneed revenue                 $    179.7   $    175.6   $    712.5   $    690.3
Funeral recognized
 preneed revenue                             85.0         88.2        341.8        336.8
General agency revenue(1)                     6.5          6.7         30.6         26.8
Kenyon revenue(2)                             1.7          4.9          4.6         23.9
                                       ----------   ----------   ----------   ----------
  Total funeral revenues               $    272.9   $    275.4   $  1,089.5   $  1,077.8

Gross profit                           $     58.2   $     49.6   $    227.0   $    209.8
Gross margin percentage                      21.3%        18.0%        20.8%        19.5%

Funeral services performed:
Preneed                                    18,511       19,097       74,800       77,174
Atneed                                     35,569       38,862      145,512      156,706
                                       ----------   ----------   ----------   ----------
  Total                                    54,080       57,959      220,312      233,880

Average revenue per funeral service:
  Preneed                              $    4,594   $    4,621   $    4,569   $    4,363
  Atneed                               $    5,053   $    4,518   $    4,896   $    4,405
    Total                              $    4,896   $    4,552   $    4,785   $    4,391

Preneed Funeral Production:
  Sales                                $     65.5   $     69.6   $    305.2   $    313.5

Cemetery
Cemetery atneed revenue                $     51.9   $     51.7   $    207.0   $    197.1
Cemetery recognized
 preneed revenue                             76.5         68.4        273.2        264.7
Other revenue (3)                            20.0         15.7         82.4         68.3
                                       ----------   ----------   ----------   ----------
  Total cemetery revenues              $    148.4   $    135.8   $    562.6   $    530.1

Gross profit                           $     33.5   $     19.8   $    107.2   $     84.3
Gross margin percentage                      22.6%        14.6%        19.1%        15.9%

Preneed and Atneed
 Cemetery Production:
  Preneed and Atneed Sales             $    116.6   $    110.7   $    502.8   $    495.9
  Recognition rate (4)                      110.2%       108.5%        95.5%        93.1%

     (1) General Agency (GA) revenues are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

     (2) Kenyon International Emergency Services (Kenyon) is our disaster response subsidiary that engages in mass fatality and emergency response services.

     (3) Other cemetery revenue is primarily related to endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installments contracts.

     (4) Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

     For the Three Months Ended December 31, 2006

     Funeral Results

     North America comparable funeral revenue decreased $2.5 million, or 0.9%, in the fourth quarter of 2006 compared to the fourth quarter of 2005, reflecting a decline in Kenyon revenue of $3.2 million. Kenyon's 2005 results included service revenue from incidents which was not replaced by revenue from similar incidents in 2006.

     North America comparable funeral gross profit increased $8.6 million in the fourth quarter of 2006 versus the same period of 2005 as a result of continued cost improvements in our infrastructure due to more centralization and standardization within our organization. Funeral results were also impacted by:

     * The average revenue per funeral service increased 7.6%, or $344 per service (7.0%, or $309 per service excluding a floral revenue increase) as a result of our strategic pricing strategy, which places less emphasis on traditional funeral merchandise and more focus on service offerings.
     * The number of comparable funeral services performed declined by 3,879, or 6.7%, due in part to a decline in the number of deaths within our markets. In addition, we attribute a portion of the decline to certain local business decisions to exit unprofitable business relationships, primarily related to low-priced direct cremation activities. These decisions were made locally based on our customer segmentation strategy, which will focus our resources on higher market share opportunities within certain customer segments.
     * The cremation rate for SCI in the three months ended December 31, 2006 decreased to 40.3 % from 41.1% in the same period of 2005, reflecting the impact of our decision to exit certain unprofitable direct cremation activities.
     * The gross margin percentage increased to 21.3% from 18.0% due primarily to higher average revenue per funeral service and the cost improvements in our infrastructure mentioned above.

     Cemetery Results

     North America comparable cemetery revenues increased $12.6 million, or 9.3%, in the fourth quarter of 2006 compared to the same period of 2005. The increase in cemetery revenues in the fourth quarter of 2006 resulted from increases in cemetery property production and higher merchandise sales and trust fund income. Cemetery property production revenues increased by $5.6 million as a result of stronger sales activities. Merchandise sales and trust fund income increased in the fourth quarter of 2006 by $5.0 million and $3.5 million, respectively.

     North America comparable cemetery gross profit increased $13.7 million, or 69.2%, in the fourth quarter of 2006 compared to the fourth quarter of 2005 as a result of the increases in preneed property production, merchandise deliveries and trust fund income described above. Also contributing to the increase in cemetery gross profits were continued cost improvements in our infrastructure due to more centralization and standardization within our organization.

     Other Results

     * General and administrative expenses were $31.0 million in the fourth quarter of 2006 compared to $22.9 million in the fourth quarter of 2005. This increase is primarily related to $7.0 million of one-time transition costs related to the Alderwoods acquisition.
     * Interest expense increased to $36.7 million in the fourth quarter of 2006, compared to $26.3 million in the fourth quarter of 2005. The increase of $10.4 million is due to incremental debt issued in connection with the Alderwoods acquisition in the fourth quarter of 2006.
     * Interest income increased $4.7 million in the fourth quarter of 2006 to $10.1 million reflecting increases in our cash balance invested in commercial paper for the majority of the quarter.
     * The consolidated effective tax rate in the fourth quarter of 2006 resulted in a provision of 140.8%, compared to 22.2% in the same period of 2005. The 2006 tax rate was negatively impacted by the disposal of assets that have a lower tax cost than book cost, thus triggering a larger income tax upon disposal. The 2005 tax rate provision was negatively impacted by similar asset disposition transactions in 2005.

     For the Twelve Months Ended December 31, 2006

     Funeral Results

     North America comparable funeral revenue increased $11.7 million or 1.1% in fiscal 2006 compared to fiscal 2005. However, Kenyon revenue decreased $19.3 million from $23.9 million to $4.6 million, as revenue from incidents in 2005 was not replaced by similar revenue from incidents in 2006. Excluding the decrease in Kenyon, North America comparable funeral revenue increased $31.0 million, reflecting higher average revenue per funeral service and an increase in floral revenues. General agency revenue also increased $3.8 million, or 14.2%, in fiscal 2006 compared to the same period last year as a result of a favorable mix shift in the types of preneed funeral insurance contracts sold. These improvements were partially offset by a decline in comparable funeral volume.

     North America comparable funeral gross profit increased $17.2 million in 2006 versus 2005 due to the revenue increases discussed above and continued cost improvements to our infrastructure. These gross profit improvements were partially offset by a $4.6 million decrease in gross profit from Kenyon's operations compared to the prior year. Additional details related to the funeral segment are as follows:

     * The average revenue per funeral service increased 9.0%, or $394 per service, (7.9%, or $340 per service excluding a floral revenue increase), as a result of our strategic pricing strategy, which places less emphasis on traditional funeral merchandise and more focus on service offerings.
     * The number of comparable funeral services performed declined 5.8%, which we believe reflects a decline in the number of deaths within our markets, particularly in the Northeast United States, which experienced an unusually warm winter during the first quarter of 2006. Also impacting the decline in volume were certain local business decisions to exit unprofitable business relationships discussed earlier in this press release.
     * Our cremation rate was 40.9% in 2006 and 2005. We have seen the trend in our cremation rate flatten despite the continued increase in the cremation trend in the markets where we compete, reflecting the impact of our decision to exit certain unprofitable direct cremation activities.

     Cemetery Results

     North America comparable cemetery revenues increased $32.5 million, or 6.1%, in 2006 compared to 2005. The increase primarily resulted from higher cemetery atneed revenues and the receipt of $7.9 million in endowment care trust fund income in the second quarter of 2006, offset by lower interest income on preneed receivables. The recognition of preneed revenues was essentially flat as increases in the delivery of merchandise and services in 2006 compared to the prior year period were offset by declines in property construction.

     North America comparable cemetery gross profit increased $22.9 million, or 27.2%, in 2006 compared to the 2005, as a result of the increases in atneed cemetery revenues and in endowment care trust fund income discussed above, and cost improvements. Selling and salary expenses decreased in 2006 due to increased centralization and standardization within our organization. The decrease in these expenses were partially offset by higher maintenance and utilities costs primarily resulting from increased fuel costs.

     Other Results

     * General and administrative expenses were $94.9 million in 2006 compared to $84.8 million in 2005, primarily due to $7.0 million of transition costs related to the Alderwoods acquisition and increased costs associated with the expensing of stock options, which totaled $3.9 million.

     * Interest expense increased to $123.4 million in 2006, compared to $103.7 million in 2005. The increase of $19.7 million reflects $6.4 million in bridge financing costs related to the Alderwoods acquisition as well as increases in our debt balance also related to the financing of the acquisition of Alderwoods.
     * Interest income increased $14.5 million in 2006 to $31.2 million primarily as a result of increases in our cash balance prior to the Alderwoods acquisition.
     * Other income, net was a $16.1 million net gain in 2006, compared to a net gain of $2.3 million in 2005. Key components of other income for the periods presented include:
          * Cash overrides received from a third party insurance provider related to the sale of insurance funded preneed funeral contracts were $5.6 million in 2006 compared to $6.0 million in the same period of 2005.
          * Surety bond premium costs were $4.0 million in 2006 and $3.6 million in 2005.
          * Investment income of $10.9 million was received and recognized in the third quarter of 2006 from the redemption of convertible preferred equity certificates received in connection with the original disposition of our operations in France in March 2004.
     * The consolidated effective tax rate in 2006 resulted in a provision of 46.0%, compared to 36.8% in the same period of 2005. The 2006 tax rate was negatively impacted by the disposal of assets that have a lower tax cost than book cost, thus triggering a larger income tax upon disposal. The 2005 tax rate provision was negatively impacted by similar asset disposition transactions in 2005.

     Cash Flow

     Net cash provided by operating activities in 2006 was $324.2 million compared to $312.9 million in 2005. Included in 2006 are transition costs related to the Alderwoods acquisition of $3.2 million and legal payments of $5.7 million. Included in 2005 was a federal income tax refund of $29.0 million.

     Excluding the above items, cash flow from operations increased approximately $50.0 million. This increase is primarily due to $21.2 million of rent payments that were classified in operating cash flows in 2005, but which are classified as principal payments on capital leases in cash flows from financing activities in 2006. The remaining increase is a result of improved operating results as well as $10.9 million in proceeds from the redemption of convertible preferred equity certificates received in connection with our disposition of our operations in France, the receipt of $7.9 million of endowment care proceeds as a result of the resolution of disputes over ownership rights, and a source of approximately $10.0 million from working capital. This working capital source resulted from an increase in preneed and atneed cash receipts, which were partially offset by an increase in bonus and long-term incentive compensation payments in 2006 related to a 2003 compensation program.

     A summary of our capital expenditures is set forth below:

(In millions)

                                                   Capital Expenditures
                                                ---------------------------
                                                    Twelve Months Ended
                                                ---------------------------
                                                December 31,   December 31,
                                                    2006           2005
                                                ------------   ------------
Capital improvements at existing locations              59.8           50.5
Development of cemetery property                        32.9           33.3
Construction of new funeral home facilities
 and other growth capital                                6.8           14.8
                                                ------------   ------------
Total capital expenditures                      $       99.5   $       98.6
                                                ============   ============

     NON-GAAP FINANCIAL MEASURES

     Earnings from Continuing Operations Excluding Special Items

     Earnings from continuing operations excluding special items is a non-GAAP financial measure. We believe this non-GAAP financial measure provides a consistent basis for comparison between quarters and better reflects the performance of our core operations, as it is not influenced by certain income and expense items not affecting continuing operations. We also believe this measure helps facilitate comparisons to our competitors' operating results.

     Set forth below is a reconciliation of Earnings from continuing operations excluding special items to our reported net income (loss). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)

                                             Three Months Ended                             Twelve Months Ended
                               ---------------------------------------------   ---------------------------------------------
                                    December 31,            December 31,            December 31,            December 31,
                                        2006                    2005                    2006                     2005
                               ---------------------   ---------------------   ---------------------   ---------------------
                                                                                                         Net
                                  Net       Diluted      Net        Diluted       Net       Diluted     (Loss)      Diluted
                                Income        EPS       Income        EPS       Income        EPS       Income        EPS
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income
 (loss)
 reported                      $     0.8   $     ---   $    22.8   $     .08   $    56.5   $     .19   $  (127.9)  $    (.42)

After-tax reconciling items:
  Losses on dispositions
   and impairment
   charges, net                     21.3         .07         6.3         .01        50.1         .17        30.3         .10
  Loss on early
   extinguishment of debt           10.7         .04         ---         ---        10.7         .04         9.3         .03
  Financing cost for bridge
   facility                          ---         ---         ---         ---         3.9         .01         ---         ---
  Hurricane insurance
   deductible expense                ---         ---         1.5         .01         ---         ---         1.5         .01
  Income tax benefit from
   the recognition of state
   operating losses                  ---         ---       (11.8)       (.04)        ---         ---       (11.8)       (.04)
  Alderwoods transition
   and other costs                   4.3         .01         ---         ---         4.3         .01         ---         ---
  Discontinued operations           (3.5)       (.01)        ---         ---        (3.9)       (.01)       (4.5)       (.01)
  Cumulative effect of
   accounting change                 ---         ---         ---         ---         ---         ---       187.5         .61
                               ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Earnings from continuing
 operations excluding
 special items                 $    33.6   $     .11   $    18.8   $     .06   $   121.6   $     .41   $    84.4   $     .28
                               =========   =========   =========   =========   =========   =========   =========   =========

Diluted weighted average
 shares outstanding
 (in thousands)                              297,306                 300,601                 297,371                 306,745

     Conference Call and Webcast

     We will host a conference call on Wednesday, February 28, 2007, at 10:00 a.m. Central Standard Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (617) 847-8712 with the passcode of 41543506. The conference call will also be broadcast live via the Internet and can be accessed through our website at http://www.sci-corp.com and can be accessed by clicking on "Webcasts and Presentations" in the Investors section of the website. A replay of the conference call will be available through March 7, 2007 and can be accessed at
(617) 801-6888 with the confirmation code of 36956360. Additionally, a replay of the conference call will be available on our website for at least ninety days and can be accessed by clicking on "Webcasts and Presentations" in the Investors section of the website.

     Cautionary Statement on Forward-Looking Statements

     The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

     * Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, pension expense and negative currency translation effects.
     * Our ability to successfully integrate Alderwoods or that the anticipated benefits of the acquisition are not fully realized.

     * Our ability to consummate the planned divestitures and realize the anticipated proceeds within the anticipated time frame.
     * The outcomes of pending lawsuits and proceedings against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.
     * The amounts payable by us with respect to our outstanding legal matters exceed our established reserves.
     * The outcome of a pending Internal Revenue Service audit. We maintain accruals for tax liabilities which relate to uncertain tax matters. If these tax matters are unfavorably resolved, we will be required to make any required payments to tax authorities. If these tax matters are favorably resolved, the accruals maintained by us will no longer be required and these amounts will primarily be reversed through the tax provision at the time of resolution.
     * Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures and local economic conditions.
     * Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting and trusting policies.
     * Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
     * Our ability to successfully access surety and insurance markets at a reasonable cost.
     * Our ability to successfully leverage our substantial purchasing power with certain of our vendors.
     * The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.
     * Our new credit agreement and privately placed debt securities contain covenants that may prevent us from engaging in certain transactions.
     * Our ability to buy our common stock under our share repurchase programs which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

     For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2006 Annual Report on Form 10-K, which is expected to be filed tomorrow. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

     About Service Corporation International

     Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2006, we owned and operated more than 1,600 funeral homes and 400 cemeteries (of which over 230 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through our businesses, we market the Dignity Memorial(R) brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com . For more information about Dignity Memorial(R), please visit http://www.dignitymemorial.com .

     For additional information contact:

     Investors:
     Debbie Young - Director / Investor Relations
     (713) 525-9088

     Media:
     Greg Bolton - Director / Corporate Communications
     (713) 525-5235

                        SERVICE CORPORATION INTERNATIONAL
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)

                                         Three Months Ended            Twelve Months Ended
                                             December 31,                  December 31,
                                     ---------------------------   ---------------------------
                                         2006           2005           2006           2005
                                     ------------   ------------   ------------   ------------
Revenues                             $    478,026   $    428,715   $  1,747,295   $  1,710,977
Costs and expenses                       (374,767)      (360,634)    (1,402,627)    (1,413,965)
                                     ------------   ------------   ------------   ------------
Gross profit                              103,259         68,081        344,668        297,012
                                     ------------   ------------   ------------   ------------

General and administrative
 expenses                                 (31,015)       (22,898)       (94,900)       (84,834)
Gains (losses) on
 dispositions and
 impairment charges, net                  (20,542)         2,566        (58,683)       (26,093)
                                     ------------   ------------   ------------   ------------
Operating income                           51,702         47,749        191,085        186,085

Interest expense                          (36,732)       (26,334)      (123,399)      (103,733)
Loss on early
 extinguishment of debt                   (17,532)           ---        (17,532)       (14,258)
Interest income                            10,149          5,488         31,171         16,706
Other income, net                            (924)         2,326         16,124          2,327
                                     ------------   ------------   ------------   ------------
                                          (45,039)       (18,520)       (93,636)       (98,958)
                                     ------------   ------------   ------------   ------------
Income from continuing
 operations before
 income taxes and
 cumulative effect of
 accounting change                          6,663         29,229         97,449         87,127
Provision for income taxes                 (9,381)        (6,478)       (44,845)       (32,036)
                                     ------------   ------------   ------------   ------------
(Loss) income from
 continuing operations
 before cumulative
 Effect of accounting
 change                                    (2,718)        22,751         52,604         55,091
Income from discontinued
 operations (net of income
 tax benefit (provision) of
 $2,366, $(1,374), $2,548, and
 $(5,961), respectively)                    3,488             18          3,907          4,506
Cumulative effect of
 accounting change (net of
 Income tax benefit of
$117,428)                                     ---            ---            ---       (187,538)
                                     ------------   ------------   ------------   ------------
    Net income (loss)                $        770   $     22,769   $     56,511   $   (127,941)
                                     ============   ============   ============   ============
Basic earnings (loss) per share:
  (Loss) income from
   continuing operations
   before cumulative effect
   of accounting change              $       (.01)  $        .08   $        .18   $        .18
  Income from discontinued
   operations, net of tax                     .01            ---            .01            .02
  Cumulative effect of
   accounting change,
   net of tax                                 ---            ---            ---           (.62)
                                     ------------   ------------   ------------   ------------
    Net income (loss)                $        .00   $        .08   $        .19   $       (.42)
                                     ============   ============   ============   ============
Diluted earnings (loss) per share:
  (Loss) income from
   continuing operations
   before cumulative
   effect of accounting
   change                            $       (.01)  $        .08   $        .18   $        .18
  Income from discontinued
   operations, net of tax                     .01            ---            .01            .01
  Cumulative effect of
   accounting change,
   net of tax                                 ---            ---            ---           (.61)
                                     ------------   ------------   ------------   ------------
    Net income (loss)                $        ---   $        .08   $        .19   $       (.42)
                                     ============   ============   ============   ============
Basic weighted average
 number of shares                         292,092        295,034        292,859        302,213
                                     ============   ============   ============   ============
Diluted weighted average
 number of shares                         292,092        300,601        297,371        306,745
                                     ============   ============   ============   ============
Dividends declared
 per share                           $        .03   $       .025   $       .105   $        .10
                                     ============   ============   ============   ============

                        SERVICE CORPORATION INTERNATIONAL
                           CONSOLIDATED BALANCE SHEET
                      (In thousands, except share amounts)

                                                   December 31,   December 31,
                                                       2006           2005
                                                   ------------   ------------
Assets
Current assets:
  Cash and cash equivalents                        $     39,880   $    446,782
  Receivables, net                                      107,194         97,747
  Inventories                                            39,535         31,254
  Current assets of discontinued operations               2,236            ---
  Current assets held for sale                            6,330            ---
  Other                                                  43,162         37,527
                                                   ------------   ------------
    Total current assets                                238,337        613,310
                                                   ------------   ------------
Preneed funeral receivables and
 trust investments                                    1,516,676      1,226,192
Preneed cemetery receivables and
 trust investments                                    1,522,584      1,288,515
Cemetery property, at cost                            1,495,248      1,392,727
Property and equipment, at cost, net                  1,641,353        950,174
Goodwill                                              1,264,272      1,123,888
Non-current assets of discontinued operations           371,132            ---
Non-current assets held for sale                        349,311            ---
Deferred charges and other assets                       436,545        249,581
Cemetery perpetual care trust investments               893,931        700,382
                                                   ------------   ------------
                                                   $  9,729,389   $  7,544,769
                                                   ============   ============
Liabilities & Stockholders' Equity
Current liabilities:
  Accounts payable and accrued liabilities         $    341,173   $    231,693
  Current maturities of long-term debt                   46,176         20,716
  Current liabilities of discontinued operations          2,351            ---
  Current liabilities held for sale                         419            ---
  Income taxes                                           17,828         20,359
                                                   ------------   ------------
    Total current liabilities                           407,947        272,768
                                                   ------------   ------------
Long-term debt                                        1,912,696      1,186,485
Deferred preneed funeral revenues                       537,792        535,384
Deferred preneed cemetery revenues                      754,193        792,485
Deferred income taxes                                   177,341        138,677
Non-current liabilities of
 discontinued operations                                311,498            ---
Non-current liabilities held for sale                   239,800            ---
Other liabilities                                       357,418        326,985
Non-controlling interest in funeral
 and cemetery trusts                                  2,548,743      2,015,811
Non-controlling interest in
 cemetery perpetual care trusts                         887,186        694,619

Stockholders' equity:
  Common stock, $1 per share par value,
   500,000,000 shares authorized,
   293,222,114 and 294,808,872, issued
   and outstanding (net of 10,000 and
   48,962,063 treasury shares, at par,
   respectively)                                        293,222        294,809
  Capital in excess of par value                      2,135,649      2,182,745
  Unearned compensation                                     ---         (3,593)
  Accumulated deficit                                  (906,394)      (962,905)
  Accumulated other comprehensive income                 72,298         70,499
                                                   ------------   ------------
    Total stockholders' equity                        1,594,775      1,581,555
                                                   ------------   ------------
                                                   $  9,729,389   $  7,544,769
                                                   ============   ============

                        SERVICE CORPORATION INTERNATIONAL
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                    Year Ended December 31,
                                                  ---------------------------
                                                      2006           2005
                                                  ------------   ------------
Cash flows from operating activities:
  Net income (loss)                               $     56,511   $   (127,941)
    Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
      Net income from discontinued operations,
       net of tax                                       (3,907)        (4,506)
      Equity in earnings of unconsolidated
       subsidiaries                                     (1,052)           ---
      Loss on early extinguishment of debt              17,532         14,258
      Premiums paid on early extinguishment
       of debt                                         (15,725)       (12,186)
      Cumulative effect of accounting change,
       net of tax                                          ---        187,538
      Depreciation and amortization                     96,684         74,866
      Amortization of cemetery property                 28,263         27,505
      Provision for doubtful accounts                    9,156          8,638
      Provision for deferred income taxes               38,257         24,854
      Losses on dispositions and impairment
       charges, net                                     58,683         26,093
      Share-based compensation                           7,035          2,086
      Amortization of loan costs                        16,328         10,788
      Payments on restructuring charges                 (7,646)       (10,723)
      Litigation payments                               (5,570)        (3,126)
  Change in assets and liabilities, net of
   effects from acquisitions and dispositions:
      (Increase) decrease in receivables                  (362)        10,257
      (Increase) decrease in other assets               (7,938)        16,043
      Increase in litigation accrual                     5,156            370
      (Decrease) increase in payables and
       other liabilities                                (2,547)        15,245
  Net effect of preneed funeral production
   and maturities                                        8,629          5,176
  Net effect of cemetery production and
   deliveries                                           26,728         52,981
  Other                                                 (2,027)            87
                                                  ------------   ------------
  Net cash provided by operating activities
   from continuing operations                          322,188        318,303
                                                  ------------   ------------
  Net cash provided by (used in) operating
   activities from discontinued operations               2,031         (5,451)
                                                  ------------   ------------
  Net cash provided by operating activities            324,219        312,852
Cash flows from investing activities:
  Capital expenditures                                 (99,527)       (98,605)
  Acquisitions, net of cash acquired                (1,301,359)           ---
  Proceeds from divestitures and sales of
   property and equipment                               83,146        263,192
  Indemnity payments related to the sale of
   former funeral operations in France                    (386)        (2,105)
  Net withdrawals of restricted funds and other         11,025          9,334
                                                  ------------   ------------
Net cash (used in) provided by investing
 activities from continuing operations              (1,307,101)       171,816
Net cash provided by (used in) investing
 activities from discontinued operations                 9,599           (801)
                                                  ------------   ------------
Net cash (used in) provided by investing
 activities                                         (1,297,502)       171,015
Cash flows from financing activities:
  Proceeds from issuance of long-term debt             850,000        297,041
  Loan costs                                           (24,716)        (5,538)
  Payments of debt                                     (26,053)       (85,692)
  Principal payments on capital leases                 (21,346)          (120)
  Early extinguishment of debt                        (181,543)      (291,277)
  Proceeds from exercise of stock options                5,946          7,834
  Purchase of Company common stock                     (27,870)      (225,152)
  Payments of dividends                                (29,431)       (22,637)
  Bank overdrafts and other                             20,480           (844)
                                                  ------------   ------------
Net cash provided by (used in) financing
 activities from continuing operations                 565,467       (326,385)
Net cash used in financing activities from
 discontinued operations                                  (254)           ---
                                                  ------------   ------------
Net cash provided by (used in) financing
 activities                                            565,213       (326,385)
Effect of foreign currency                               1,168          1,515
                                                  ------------   ------------
Net (decrease) increase in cash and
 cash equivalents                                     (406,902)       158,997
Cash and cash equivalents at
 beginning of period                                   446,782        287,785
                                                  ------------   ------------
Cash and cash equivalents at end of period        $     39,880   $    446,782
                                                  ============   ============

SOURCE  Service Corporation International
    -0-                             02/27/2007
    /CONTACT: investors, Debbie Young, Director - Investor Relations, +1-713-525-9088, or media, Greg Bolton, Director - Corporate Communications, +1-713-525-5235, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com
                http://www.dignitymemorial.com /
    (SCI)

CO:  Service Corpo